UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 2, 2004

_________________

Horizon Financial Services Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-26036 (Commission File) Number	42-1419757 (IRS Employer Identification No.)

301 First Avenue East, Oskaloosa, IA 52577
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (641) 673-8328

_________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02. Appointment of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

        (d)   On November 29, 2004, the Board of Directors of Horizon Financial Services Corporation appointed James Vernon Hicks to the Board of Directors of the company. Joining the class of 2005, if nominated, Mr. Hicks will be up for election by a vote of the shareholders at Horizon Financial Services Corporation’s annual meeting in October 2005. An independent director, Mr. Hicks has been named to the audit, salary, loan, investment, ALCO, and nominating committees.

        On November 29, 2004, the Board of Directors of Horizon Financial Services Corporation also appointed Megan Elizabeth McKay Ziller to the Board of Directors of the company. Joining the class of 2006, Ms. McKay Ziller is completing the term of Mr. Norman P. Zimmerman who resigned on August 31, 2004 from the Board of Directors of Horizon Financial Services Corporation. If nominated, Ms. McKay Ziller will be up for election by a vote of the shareholders at Horizon Financial Services Corporation’s annual meeting in October 2006. An independent director, Ms. McKay Ziller has been named to the audit, salary, loan, investment, ALCO, and nominating committees.

        No special arrangements or understandings exist between the newly appointed directors and any other persons pursuant to which the new directors were selected.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 1, 2004	HORIZON FINANCIAL SERVICES CORPORATION By: /s/ Robert W. DeCook Robert W. DeCook President and Chief Executive Officer